UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________________________
FORM 8-K
______________________________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 24, 2023
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FEDERAL HOME LOAN BANK OF INDIANAPOLIS
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
 ______________________________

Federally Chartered Corporation of the	000-51404	35-6001443
United States
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8250 Woodfield Crossing Blvd.
Indianapolis IN 46240
(Address of Principal Executive Offices, including Zip Code)
(317) 465-0200
(Registrant's Telephone Number, Including Area Code)
Not Applicable
(Former name or former address, if changed since last report.)
 ___________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Election

On March 24, 2023, the Board of Directors ("Board") of the Federal Home Loan Bank of Indianapolis ("Bank") unanimously elected Kathryn Dominguez, Professor of Public Policy and Economics at the University of Michigan in Ann Arbor, Michigan, to serve as an independent director to fill an unexpired term that will expire on December 31, 2024, and Kenneth Kelly, Chairman of the Board and CEO of First Independence Bank in Detroit, Michigan, to serve as a member director for the State of Michigan to fill an unexpired term that will expire on December 31, 2023. The new directors’ terms will commence on April 1, 2023.

The election of Kathryn Dominguez fills the vacancy on the Board that resulted from the resignation of Lisa D. Cook, notice of which was filed with the Securities and Exchange Commission ("SEC") on May 12, 2022. The election of Kenneth Kelly fills the vacancy on the Board that resulted from the resignation of Brian D.J. Boike on November 8, 2022, notice of which was filed with the SEC on November 10, 2022. Pursuant to regulations of the Federal Housing Finance Agency ("FHFA"), a Board vacancy is filled by a majority vote of the remaining directors, sitting as a Board. For more information on the filling of Board vacancies, see Item 10. Directors, Executive Officers and Corporate Governance — Board of Directors Vacancies in the Bank's 2022 Annual Report on Form 10-K filed with the SEC on March 15, 2023 (the "2022 Annual Report").

Ms. Dominguez and Mr. Kelly have not yet been assigned to committees, and the Bank expects the assignments to be made at the next regularly scheduled Board meeting.

Both directors will be compensated for their service as directors in accordance with the Bank’s Directors' Compensation and Expense Reimbursement Policy for 2023 ("Compensation Policy"), which was filed with the SEC on December 20, 2022, as Exhibit 10.1 of a Current Report on Form 8-K.

Except as provided in the Compensation Policy, Ms. Dominguez and Mr. Kelly are not a party to any material plan, contract or arrangement that was entered into in connection with their election to the Board. Further, there is no arrangement or understanding between Ms. Dominguez and Mr. Kelly and any other person, pursuant to which either was selected as a director.

The Bank is a cooperative and conducts business primarily with its members, who are required to own capital stock in the Bank as a prerequisite to transacting certain business with the Bank. Subject to the Act and FHFA regulations, the Bank may conduct transactions with members whose officers or directors serve on the Board, including Mr. Kelly. Such transactions may include:

•extending credit in the ordinary course of business to such members, on market terms that are no more favorable to such members than the terms of comparable transactions with other members;
•purchasing short- and long-term investments, at market rates, from such members or their affiliates;
•placing consolidated obligations (the Bank's primary source of debt to fund its activities) using underwriters and dealers that may be affiliates of such members;
•entering into interest-rate-exchange agreements with such members or their affiliates as counterparties; and
•providing affordable housing benefits in conjunction with such members, or affiliates of such members.

All of the foregoing transactions are made in the ordinary course of the Bank's business and are subject to the same Bank policies as transactions with the Bank’s members, housing associates, and third parties generally. For further information, see Item 13. Certain Relationships and Related Transactions, and Director Independence in the 2022 Annual Report.

Other than as described above, neither Ms. Dominguez nor Mr. Kelly, nor any of their immediate family members, were a participant with the Bank in any transaction defined in Section 229.404(a) of the SEC’s regulations, and no such transaction is currently proposed.

Exhibit Number	Description

104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 24, 2023

FEDERAL HOME LOAN BANK OF INDIANAPOLIS

By:	/s/CINDY L. KONICH
Cindy L. Konich
President - Chief Executive Officer